SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 20, 2003

APPLIED MICROSYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

WASHINGTON	0-26778	91-1074996
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer) Identification No.)

6244 — 185th Avenue NE
Building C, Suite 201
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 883-1606

Item 5. Other Events.

     On February 20, 2003, Applied Microsystems Corporation (the “Company”) released information on its tentative liquidation timeframe and recent measures taken by the Company to reduce its expenses pending liquidation and dissolution.

     The Company has reduced its work force to nine full-time personnel, terminated the employment of three executive employees, and moved its offices to a much smaller facility under a month-to-month lease arrangement.

     The Company announced that March 21, 2003 has been set by the Company’s board of directors as the record date for a special meeting of shareholders to vote on a proposal to liquidate and dissolve the Company. The Company anticipates that the special meeting of shareholders will be held near the end of April 2003, although the meeting may be delayed if the SEC elects to review the Company’s proxy materials.

     A copy of the Company’s press release announcing the reduction in its expenses and the record date for the special meeting of shareholders is attached hereto as exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements And Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press Release of Applied Microsystems Corporation dated February 20, 2003

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

March 3, 2003	By:	/s/ ROBERT C. BATEMAN

Robert C. Bateman Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Press Release of Applied Microsystems Corporation dated February 20, 2003